THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF SERIES A 12% CUMULATIVE CONVERTIBLE PREFERRED STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT.

WARRANT TO PURCHASE
SERIES A 12% CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
DIGITALFX INTERNATIONAL, INC.

December 22, 2008

THIS CERTIFIES THAT, for value received by DigitalFX International, Inc., a Florida corporation (the “Company”), Richard Kall, or his permitted registered assigns (“Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the Exercise Date of this Warrant, and before the Expiration Date, to purchase from the Company the Warrant Shares, exercisable at the Purchase Price.  Both the number of shares of Preferred Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein.

1.           CERTAIN DEFINITIONS.  As used in this Warrant the following terms shall have the following respective meanings:

1.1           “Exercise Date” means December 22, 2008.

1.2           “Expiration Date” means 5:00 p.m. Pacific Time on the fifth (5th) anniversary of the Exercise Date.

1.3           “Preferred Stock” means the Series A 12% Cumulative Convertible Preferred Stock, par value $0.01per share, of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

1.4           “Purchase Price” means $1.00 per share, to be paid by Holder upon exercise of this Warrant.

1.5           “Registered Holder” means any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

1.6           “Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

1.7           “Warrant Shares” means 1,000,000 shares of Preferred Stock.

2.           EXERCISE OF WARRANT.

2.1           Payment.  Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, from and after the Exercise Date and on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

(a)           this Warrant at the principal office of the Company, and

(b)           payment, (i) in cash (by cashier’s check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Preferred Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”).

2.2           Stock Certificates; Fractional Shares.  As soon as practicable on or after the date of any exercise of this Warrant, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Preferred Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the Purchase Price of one whole share of Preferred Stock.  No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

2.3           Partial Exercise; Effective Date of Exercise.  In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Preferred Stock purchasable hereunder.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above.  The person entitled to receive the shares of Preferred Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3.           VALID ISSUANCE:  TAXES.  All shares of Preferred Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.  The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Preferred Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

4.           ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.  The number of shares of Preferred Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

4.1           Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares.  The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Preferred Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Preferred Stock.  The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Preferred Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company’s Preferred Stock.

4.2           Adjustment for Dividends or Distributions of Stock or Other Securities or Property.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Preferred Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Preferred Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 4.

4.3           Reclassification.  If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.  No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Preferred Stock which is the subject of Section 4.5.

4.4           Adjustment for Capital Reorganization, Merger or Consolidation.  In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4.  The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.  If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors.  In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.5           Conversion of Preferred Stock.  In case all or any portion of the authorized and outstanding shares of Preferred Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company’s Articles of Incorporation, as amended, or otherwise, or the Preferred Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Preferred Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Preferred Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Preferred Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant.  Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Preferred Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Preferred Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

5.           CERTIFICATE AS TO ADJUSTMENTS.  In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price.  The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6.           LOSS OR MUTILATION.  Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7.           RESERVATION OF PREFERRED STOCK.  The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Preferred Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation, as amended, to provide sufficient reserves of shares of Preferred Stock issuable upon exercise of this Warrant.  All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Preferred Stock upon the exercise of this Warrant.

8.           TRANSFER AND EXCHANGE.  Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder’s parent, subsidiary or affiliate, or, if the Registered Holder is a partnership, to any partner of such Registered Holder, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Preferred Stock not so transferred.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9.           RESTRICTIONS ON TRANSFER.  The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) covering the disposition or sale of this Warrant or the Preferred Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or such Preferred Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition, or (ii) the sale of such securities is made pursuant to Rule 144.

10.           COMPLIANCE WITH SECURITIES LAWS.  By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, granted to the Registered Holder) and will be “restricted securities” within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least six (6) months from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11.           NO RIGHTS OR LIABILITIES AS STOCKHOLDERS.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  In the absence of affirmative action by such Holder to purchase Preferred Stock by exercise of this Warrant or Preferred Stock upon conversion thereof, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

12.           NOTICES.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To Holder:	To the Company:
Richard Kall	DigitalFX International, Inc.
9000 Players Club Drive Las Vegas, Nevada 89120	3035 East Patrick Lane, Suite #9 Las Vegas, Nevada 89120
Attn: Richard Kall	Attn: Board of Directors; President
Fax Number:	Fax Number: (702) 938-4052

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12 by giving the other party written notice of the new address in the manner set forth above.

13.           HEADINGS.  The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

14.           GOVERNING LAW.  This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada, with regard to conflict of law principles of such state.

15.           NO IMPAIRMENT.  The Company will not, by amendment of its Articles of Incorporation, as amended, or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Preferred Stock upon exercise of this Warrant.

16.           NOTICES OF RECORD DATE.  In case:

16.1           the Company shall take a record of the holders of its Preferred Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

16.2           of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or

16.3           of any voluntary dissolution, liquidation or winding-up of the Company; or

16.4           of any redemption or conversion of all outstanding Preferred Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock or (such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Preferred Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.  The Company shall use all reasonable efforts to ensure such notice shall be delivered at least thirty (30) days prior to the date therein specified.

17.           SEVERABILITY.  If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

18.           COUNTERPARTS.  For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

19.           NO INCONSISTENT AGREEMENTS.  The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder of this Warrant or otherwise conflicts with the provisions hereof.  The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s securities under any other agreements, except rights that have been waived.

20.           SATURDAYS, SUNDAYS AND HOLIDAYS.  If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

21.           ENTIRE AGREEMENT.  This Warrant is issued pursuant to that certain Series A 12% Cumulative Convertible Preferred Stock Purchase Agreement entered into between Holder and Company, and together with such agreement, contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Warrant, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Warrant are hereby merged herein and therein.

22.           ACKNOWLDGEMENT.  Kall acknowledges that the preferred stock issued under this agreement cannot be converted into common stock prior to the receipt of the AMEX approval, which is expected to be obtained based on the application for additional listings that was filed on December 15, 2008.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

HOLDER:		COMPANY:

DIGITALFX INTERNATIONAL, INC.

By:	/s/ Richard Kall	By:	/s/ Abraham Sofer
	Richard Kall		Abraham Sofer, President

SIGNATURE PAGE TO WARRANT

EXHIBIT A

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

DigitalFX International, Inc.
3035 East Patrick Lane, Suite #9
Las Vegas, Nevada 89120

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, the securities of DigitalFX International, Inc., as provided for therein, and tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:

Note:  The above signature should correspond exactly with the name on the first page of the Warrant or with the name of the assignee appearing in the assignment form attached to the Warrant.

If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT B

ASSIGNMENT

(To be executed only upon assignment of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto ______________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of shares of Series A 12% Cumulative Convertible Preferred Stock underlying the Warrant set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	# of shares of Series A 12% Cumulative Convertible Preferred Stock underlying Warrant

And if said number of shares shall not be all the shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares of Series A 12% Cumulative Convertible Preferred Stock underlying the Warrant.

Dated:

Signature:

Notice:  The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.